Exhibit 10.4

February ___, 2012

Castlerigg Master Investments Ltd.
c/o Sandell Asset Management
40 West 57th Street, 26th Floor
New York, New York 10019

Ladies and Gentlemen:

Reference is hereby made to that certain (a) Loan Restructuring Agreement, dated December 16, 2010, (the “Loan Agreement”), among Broadcast International Inc., a Utah corporation (“Borrower”) and Castlerigg Master Investments Ltd. (“Lender”), and (b) the other Transaction Documents, as defined in the Loan Agreement (collectively, the “Debt Documents”).

Lender hereby certifies to Borrower that Lender (i) is the legal and beneficial holder of any and all promissory notes and other instruments that evidence the loans or other advances made pursuant to the Debt Documents, and (ii) has all requisite power and authority to deliver this letter.

In exchange for $2,750,000 (the “Payoff Amount”) and the receipt of 2,000,000 shares of restricted common stock of the Borrower (the “Shares”), Lender hereby agrees to (a) terminate the Debt Documents and all of the commitments of the parties thereunder, and (b) to accept the Payoff Amount and the Shares as satisfaction and accord for all obligations of the Borrower under the Debt Documents (the “Obligation”).

Lender hereby further certifies and confirms to Borrower and Buyer that, upon satisfaction of all of the Payoff Conditions (as defined below), the following shall occur without further action by Borrower, Lender or any other person or entity:

(a)           the Obligations shall be deemed to have been paid and performed in full, each of the Debt Documents shall terminate, and Borrowers and all other persons and entities obligated therefor, whether by guaranty, pledge of property or otherwise, shall be released and discharged from any and all liability, obligations, covenants and agreements under the Debt Documents, including, without limitation, any further obligation to make any other payments of any kind under the other Debt Documents; and

(b)           all liens and other security interests or security titles granted in favor of Lender in any and all real or personal property, or other tangible or intangible assets of Borrower or any other person or entity (the “Property”) pursuant to the Debt Documents shall automatically terminate and be released.

The parties hereto hereby further agree that, upon satisfaction of all of the Payoff Conditions (as defined below): (i) Borrower and its designees shall be authorized to prepare and file Uniform Commercial Code termination statements with respect to all financing statements filed in connection with the Debt Documents and such other documents as may be reasonably required to terminate Lender’s liens upon any Property; and (ii) Lender shall execute and deliver to Borrower or its designees, at Borrower’s sole cost and expense, such other or further documents or instruments as Borrower or its designees may reasonably request to effect or otherwise evidence the satisfaction of the Obligations and the release of all liens, security interests, assignments, pledges and other interests Lender may have in the assets of Borrower or any other person or entity pursuant to the Debt Documents.

As used in this letter agreement, the “Payoff Conditions” shall mean all of the following conditions precedent:

(a)           Lender’s receipt of the Payoff Amount, in immediately available funds;

(b)           Lender’s delivery of all promissory notes, guarantees or other evidences of indebtedness pursuant to the Debt Documents to U.S. Bank National Association, Attn:  Georgina Thomas, 633 W. 5th Street, 24th Floor, Los Angeles, CA 90071 (the “Escrow Agent”); and

(c)           executed counterparts of this letter agreement from each of the parties hereto will be delivered to the Escrow Agent.

The Payoff Amount shall be wire transferred to the following account:

[________Bank _______]
ABA:  ___________
Acct:   ___________
Attn:  ____________
REF:  ____________

Upon notification by the Borrower, the Escrow Agent will wire the money to the Lender, and will deliver the promissory notes, guarantees or other evidences of indebtedness to the Borrower.  Within five (5) business days of the date the money is transferred to the Lender, Borrower will deliver a certificate evidencing the Shares to the Lender.

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This letter agreement may be executed in counterparts and be delivered by facsimile or other electronic transmission.  This shall constitute an agreement made in, and governed by, the internal laws of the State of Utah.

Very truly yours,

BROADCAST INTERNATIONAL, INC.

By:
Name:
Title:

Acknowledged and agreed:

CASTLERIGG MASTER INVESTMENTS LTD.

By:
Name:
Title: